IMAGE ENTERTAINMENT, INC.
            Pro forma Consolidated Financial Information

On January 11, 1999, Image Entertainment, Inc. (the "Company") completed an acquisition (the "Acquisition") of the Internet/ direct-to-consumer DVD and laserdisc ("LD") software division
("Ken Crane's Laserdisc") of Ken Crane's Magnavox City, Inc.
The assets acquired included the "Kencranes.com" website, a mail-order business, an approximate 8,000 square foot retail store, DVD and LD inventory, property and equipment and certain other assets used in the operation of Ken Crane's Laserdisc. In addition, the Company assumed certain trade accounts payable of Ken Crane's Laserdisc.

The Acquisition price included $3,000,000 in cash and 258,370 shares of the Company's common stock, valued at $2,000,000.
In addition, the purchase price also included one-time payments to Ken Crane, Jr. of $1,500,000, representing a signing bonus pursuant to his new five-year employment agreement. Also, the purchase price included $250,000 payments to each of Pamela and Casey Crane related to one-year consulting agreements in connection with the Acquisition. The Acquisition will be accounted for under the purchase method of accounting and will be recorded in the Company's fourth fiscal quarter ending March 31, 1999. The following pro forma information is based upon preliminary valuations of the net assets that have not yet been finalized and is also based on a preliminary purchase price as summarized above. Adjustments to the purchase price and the valuations of the net assets acquired may occur as a result of the Company's final analysis of this transaction.

The accompanying pro forma balance sheet reflects the consolidated financial position as of December 31, 1998 of the entities consolidated as if the Acquisition had occurred on December 31, 1998. The accompanying pro forma consolidated statements of operations for the year ended March 31, 1998 and for the nine months ended
December 31, 1998 reflect the operations of the consolidated companies as if the Acquisition had occurred on April 1, 1997 and 1998, respectively. For purposes of the pro forma consolidated statement of operations for the year ended March 31, 1998, the year ended June 30, 1998 was used for Ken Crane's Laserdisc for compliance purposes with applicable SEC Rules and Regulations. The fiscal year-end of Ken Crane's Laserdisc is July 31, 1998. Ken Crane's Laserdisc's financial statements for the year ended June 30, 1998 are comparable to the fiscal year ended July 31, 1998.

                          IMAGE ENTERTAINMENT, INC.
                   Pro forma Consolidated Balance Sheet
                            December 31, 1998
                              (Unaudited)
                             (In thousands)



                                         The       Ken Crane's    Pro forma    Pro forma
ASSETS                                 Company     Laserdisc     adjustments   consolidated
                                      --------     -----------   -----------   ------------

Cash and cash equivalents              $  1,099          1       (1,100)<F1>          --
Accounts receivable, net                 13,042         --       (1,493)<F2>      11,549
Inventories                              15,049      1,241         (134)<F3>      16,156
Royalty advances, distribution fee
  and license fee advances                3,234         --                         3,234
Intangible assets                            --         --         7,580<F1>       7,580
Prepaid expenses and other assets         1,642         39                         1,681
Property, equipment and improvements,
  net                                     13,601       304                        13,905
                                       ---------    ------      ---------       --------

       Total assets                    $  47,667     1,585         4,853          54,105
                                       =========    =======      ========        =======
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued
  liabilities                          $  17,149     2,054        (1,493)<F2>     17,710
Accrued royalties, distribution
  fees and license fees                    2,411        --                         2,411
Revolving credit facility                  7,207        --                         7,207
Due to sellers                                --        --         4,200 <F1>      4,200
Construction credit facility               3,391        --                         3,391
Distribution equipment lease facility      1,626        --                         1,626
Convertible subordinated note payable      5,000        --                         5,000
Note payable                               1,350        --                         1,350
                                       ---------    -------      ---------       -------
       Total liabilities                  38,134     2,054         2,707          42,895
                                       ---------    -------      ---------       -------
Shareholders' equity:
  Common stock                            17,926        --         2,000 <F1>     19,926
  Additional paid-in capital               3,123        --           280 <F1>      3,403
  Accumulated deficit                    (11,516)     (469)         (134)<F3>    (12,119)
                                       ---------    -------      ---------       -------
       Net shareholders' equity            9,533      (469)        2,146          11,210
                                       ---------    -------      ---------       -------
       Total liabilities and
         shareholders' equity          $  47,667     1,585         4,853          54,105
                                       =========    =======      =========       =======


See accompanying notes to unaudited pro forma consolidated financial statements.

                            IMAGE ENTERTAINMENT, INC.
                 Pro forma Consolidated Statement of Operations
                         Year ended March 31, 1998
                                (Unaudited)
                              (In thousands)



                                       The        Ken Crane's  Pro forma      Pro forma
                                     Company      Laserdisc    adjustments    consolidated
                                     --------     -----------  -----------    ------------


Net sales                            $  75,516    16,708       (8,069)<F5>     84,155
                                      ---------   ---------    -----------    ---------
Operating costs and expenses:
   Cost of sales                        70,256    14,025       (8,069)<F5>
                                                                  194 <F3>     76,406
   Selling expenses                      4,943     1,599                        6,542
   General and administrative
      expenses                           4,841       807          505 <F4>      6,153
   Cost of facility closure                825        --                          825
   Amortization of production
     costs                               3,740        --                        3,740
                                      ---------   ---------    -----------    ---------
                                        84,605    16,431       (7,370)         93,666
                                      ---------   ---------    -----------    ---------
         Operating income
           (loss)                       (9,089)      277         (699)         (9,511)
Interest expense                           662        --                          662
Interest income                           (118)       --                         (118)
                                      ---------   ---------    -----------    ---------
         Income (loss) before
           income taxes                 (9,633)      277         (699)        (10,055)
Income tax expense (benefit)               (52)      118         (116)<F6>        (50)
                                      ---------   ---------    -----------    ---------
         Net income (loss)           $  (9,581)      159         (583)        (10,005)
                                      =========   =========    ===========    =========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         IMAGE ENTERTAINMENT, INC.
               Pro forma Consolidated Statement of Operations
                     Nine months ended December 31, 1998
                                (Unaudited)
                              (In thousands)



                                         The       Ken Crane's   Pro forma    Pro forma
                                       Company     Laserdisc    adjustments   consolidated
                                      --------    -----------   -----------   ------------

Net sales                             $  53,689     12,547      (5,623)<F5>   60,613
                                      ---------     ---------   -----------   --------
Operating costs and expenses:
   Cost of sales                         41,105     10,218      (5,623)<F5>
                                                                   134 <F3>   45,834
   Selling expenses                       3,982      1,509                     5,491
   General and administrative
     expenses                             4,194        674         379 <F4>    5,247
   Amortization of production
     costs                                3,099         --                     3,099
                                      ---------     ---------   -----------   --------
                                         52,380     12,401      (5,110)       59,671
                                      ---------     ---------   -----------   --------
         Operating income (loss)          1,309        146        (513)          942
Interest expense                            676         --                       676
Interest income                             (69)        --                       (69)
                                      ---------     ---------   -----------   --------
         Income (loss) before
            income taxes                    702        146        (513)          335
Income tax expense (benefit)                 55         58         (89)<F6>       24
                                      ---------     ---------   -----------   --------

         Net income (loss)             $    647         88        (424)          311
                                      =========     =========   ===========   ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                             IMAGE ENTERTAINMENT, INC.
           Notes to Unaudited Pro forma Consolidated Financial Statements
[FN]

PRO fORMA FINANCIAL INFORMATION

   The Company has prepared pro forma financial statements using the following assumptions:

  <F1> The Acquisition will be accounted for as a purchase.  Under purchase accounting, the total purchase cost and liabilities assumed will be allocated to the tangible assets acquired based upon their respective fair values as of the closing date based on valuations and other studies that are not yet available. A preliminary allocation of the purchase cost has been made to the major categories of assets and liabilities in the accompanying pro forma consolidated financial information based on Company estimates. The actual allocation of purchase cost and resulting effect on operating income may differ significantly from the pro forma amounts included herein.

       Purchase cost - purchase price (in thousands):
             Cash                                     $ 3,000
             Common stock                               2,000
             Payments to Ken Crane, Jr.                 1,500
             Payments to Pamela and Casey Crane           500
             Estimated fees and expenses                  300
                                                      --------
                   Total purchase cost                  7,300
                                                      --------
       Fair market value of net assets acquired:
             Inventories                                1,100
             Prepaid expense and other assets              20
             Property and equipment                       300
             Accounts payable and accrued
               liabilities assumed                     (1,700)
                                                      --------

               Total preliminary allocation of
                  purchase cost                          (280)
                                                      --------
               Unallocated excess                     $ 7,580
                                                      ========

       In connection with the Acquisition, Ken Crane, Jr. executed a five-year employment agreement and received a signing bonus of $1,500,000. In addition, Pam Crane and Casey Crane, sister and brother of Ken Crane, Jr., each received $250,000 in connection with one-year consulting agreements. No adjustment to the pro forma statements of operations was made for the difference in Ken Crane, Jr.'s compensation expense paid historically and amounts to be paid under his new employment agreement as the base salaries are comparable and the bonus amounts are subject to formula-based calculations which cannot be determined at this time.

       The unallocated excess will be allocated to goodwill. The goodwill will be amortized over a 15-year period. The Company has financed this transaction with the proceeds of an offering of its common stock, which was closed on January 11, 1999, aggregating $10,900,000. For purposes of the pro forma financial information, the Company has recorded a "Due to seller" liability for the cash portion of the purchase price in excess of the pro forma cash balance at December 31, 1998. For purposes of this calculation, the cash portion of the purchase price was approximately $5,300,000 and the pro forma cash balance was $1,100,000.

  <F2> Reflects the elimination of accounts receivable and accounts payable between the Company and Ken Crane's Laserdisc.

  <F3> Reflects the elimination of profit in ending inventory of Ken
       Crane's Laserdisc purchased from the Company.

  <F4> The preliminary application of purchase accounting will result in goodwill being recorded of $7,580,000, subject to final adjustment. The goodwill will be amortized over 15 years.
       The pro forma impact of the goodwill amortization was $505,000 for the year ended March 31, 1998 and $379,000 for the nine months ended December 31, 1998. The adjustment for estimated pro forma amortization is based on the estimated fair values.

  <F5> Reflects the elimination of sales made by the Company to Ken
       Crane's Laserdisc and the related cost of sales incurred by Ken Crane's Laserdisc.

  <F6> The tax effects of the pro forma adjustments to income (loss)
       before income taxes is based on the estimated effective tax rate during the period. The pro forma adjustments assume that no valuation reserves would be required under SFAS 109, "Accounting for Income Taxes."